UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2008
LIMCO-PIEDMONT INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33604 (Commission File Number)	73-1160278 (IRS Employer Identification No.)
5304 S. Lawton Ave., Tulsa, Oklahoma 74107
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (918) 445-4300
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
     Effective October 2, 2008, Mr. Bob Koch and Mr. Udi Netivi became Co-Chief Executive Officers of Limco-Piedmont Inc. (the “Company”). Mr. Koch and Mr. Netivi replaced the Company’s former CEO, Mr. Shaul Menachem who has stepped down from his position as CEO, but will remain an employee of the company through December 31, 2008. Mr. Menachem has also resigned his position as a Director of the Company. Mr. Koch and Mr. Netivi were previously the President’s of the Company’s subsidiaries Limco-Airepair, Inc. and Piedmont Aviation Component Services, Inc., respectively.
     Dr. Shmuel Fledel, the CEO of the Company’s parent, TAT Technologies Ltd., was also elected Chairman of the Company and will assume an active role in the Company’s business. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
     Exhibit 99.1 — Press release dated October 7, 2008.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMCO-PIEDMONT INC. (Registrant)
	By:	/s/ Carla S. Covey
Carla S. Covey
Date: October 7, 2008		Executive Vice President and Chief Financial Officer